Exhibit 10.79

EXECUTION COPY

AMENDMENT NO. 2 to SECOND AMENDED AND RESTATED LEASE
RECEIVABLES PURCHASE AGREEMENT

dated as of January 29, 2003

THIS AMENDMENT NO. 2 (“Amendment”), to the SECOND AMENDED AND RESTATED LEASE RECEIVABLES PURCHASE AGREEMENT, dated as of August 5, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “LRPA”), among HPSC Bravo Funding LLC, a Delaware limited liability company (“HPSC Bravo”), as the Seller thereunder, HPSC, Inc., a Delaware corporation (“HPSC Inc.”), as the Servicer thereunder, Triple-A One Funding Corporation, a Delaware corporation (“Triple-A”), and Capital Markets Assurance Corporation, a New York stock insurance company (“CapMAC”), as Collateral Agent and Administrative Agent thereunder, is entered into by each of the foregoing as of January 29, 2003. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List referenced in the LRPA.

PRELIMINARY STATEMENTS

HPSC Bravo, HPSC Inc., Triple-A and CapMAC wish to amend the LRPA in certain respects and as a result have agreed to amend the LRPA on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HPSC Bravo, HPSC Inc., Triple-A and CapMAC agree as follows:

(a)           The Definitions List referenced in Section 1.01 of the LRPA is hereby amended to delete therefrom the definition of “Facility Limit” and to substitute therefor the following definition of “Facility Limit”:

“Facility Limit” means, as of any date of determination, (i) until the earlier of April 30, 2003 or the date on which any Securitization Transaction is completed, $525,000,000, and (ii) thereafter, $450,000,000, as either such amount may be reduced pursuant to Section 2.03 of the LRPA.

(b)           The Definitions List referenced in Section 1.01 of the LRPA is hereby amended to insert the following definition of “Securitization Transaction”:

“Securitization Transaction” means a securitization of a material portion of the Contracts hereunder by a trust or any other entity established by or on behalf of the Originator or one of its Affiliates (including any trust or other entity formed by another Person in connection with the securitization of such Contracts). Without limiting the foregoing, a Securitization Transaction shall include (i) the issuance of notes, trust certificates or other instruments or securities to be paid from Collections with respect to the Contracts and (ii) the sale of undivided interests or participations in the Contracts.

(c)           Section 7.01 of the LRPA is hereby amended to delete from Section 7.01(k) the period at the end thereof and to replace it with a semicolon and the word “or” followed by the insertion of a new subsection (1) which shall read as follows:

“the Originator shall have failed by June 23, 2003 to have obtained an additional receivables securitization facility for financing receivables similar to those sold to the Seller in an amount of at least $150,000,000 and for a commitment period of at least one (1) year.”

SECTION 2. Representations and Warranties.  Each of HPSC Bravo and HPSC Inc. represents and warrants as follows:

(a) This Amendment and LRPA as previously executed and as amended hereby, constitute legal, valid and binding obligations of each of HPSC Bravo and HPSC Inc. and are enforceable against each of HPSC Bravo and HPSC Inc. in accordance with their terms.

(b) Upon the effectiveness of this Amendment, HPSC Bravo hereby reaffirms that the representations and warranties contained in Article IV of the LRPA are true and correct.

(c) Upon the effectiveness of this Amendment, each of HPSC Bravo and HPSC Inc. hereby reaffirms all covenants made in the LRPA and the other Facility Documents to which it is a party to the extent the same are not amended hereby and agrees that all such covenants shall be deemed to have been remade as of the effective date of this Amendment.

(d) No Wind-Down Event or Unmatured Wind-Down Event or Event of Termination has occurred or is continuing.

SECTION 3. Conditions Precedent.  This Amendment shall become effective as of the date hereof, provided that all of the following conditions are met in form and substance satisfactory to Triple-A and CapMAC:

(a) This Amendment shall have been executed and delivered by HPSC Bravo, HPSC Inc., Triple-A and CapMAC, and

(b) Triple-A shall have obtained from the Liquidity Banks increased Liquidity Commitments necessary and sufficient to increase the Facility Limit to $525,000,000.

(c) On the date the last of the conditions listed herein is satisfied (the “Delivery Date”) there shall exist no Wind-Down Event or Unmatured Wind-Down Event or Event of Termination under any HPSC Agreement.

SECTION 4. Reference to and Effect on the LRPA.  (a) Except as specifically set forth above, the LRPA, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein and for the limited purposes set forth herein, operate as a waiver of any right, power or remedy of Triple-A or CapMAC, nor constitute a waiver of any provisions of the LRPA, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(b) Upon the effectiveness of this Amendment, each reference in the LRPA to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the LRPA as amended hereby, and each reference to the LRPA in any other document, instrument or agreement executed and/or delivered in connection with the LRPA shall mean and be a reference to the LRPA as amended hereby.

SECTION 5. Effect on Purchase Agreement. Each of HPSC Bravo and HPSC Inc. hereby acknowledge that, upon the effectiveness of this Amendment, each reference in the Purchase Agreement to the term “Facility Limit” shall mean and be a reference to such terms as amended hereby, that such amendment shall be effective for all purposes of the Purchase Agreement, and that each reference to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Purchase Agreement shall mean and be a reference to the Purchase Agreement as so amended.

SECTION 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws (including Section 5-1401 of the General Obligations Law but otherwise without respect to conflict of law principles) of the State of New York.

SECTION 8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

HPSC BRAVO FUNDING, LLC, as Seller

By:	/s/ Rene LeFebvre
	Name:	Rene Lefebvre
	Title:	Manager

HPSC, INC., as Servicer

By:	/s/ Rene Lefebvre
	Name:	Rene Lefebvre
	Title:	CFO

TRIPLE-A ONE FUNDING CORPORATION, as Purchaser By CAPITAL MARKETS ASSURANCE CORPORATION, Its Attorney-In-Fact

By:	/s/ Glenn H. Roder
Name: GLENN H. RODER
Title: Vice President

CAPITAL MARKETS ASSURANCE CORPORATION, as Administrative Agent and Collateral Agent

By:	/s/ Glenn H. Roder
Name: GLENN H. RODER
Title: Vice President

Signature Page to Amendment No. 2
to Second Amended and Restated Lease Receivables Purchase Agreement